EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Independence Holding Company

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-134424) and Form S-8 (No. 333-218178, 333-117792, 333-118388, and 333-135070) of Independence Holding Company of our report dated June 3, 2016, with respect to the consolidated statements of income, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year ended December 31, 2015, and all related financial statement schedules, which report appears in the December 31, 2017 annual report on Form 10-K of Independence Holding Company.

Our report refers to our audit of the consolidated financial statements for the year then ended December 31, 2015 before the effects of the adjustments to retrospectively reflect discontinued operations disclosed in Note 3 to the consolidated financial statements.  We were not engaged to audit, review or apply any procedures to the adjustments to retrospectively reflect discontinued operations discussed in Note 3 to the consolidated financial statements.

/s/ KPMG LLP

New York, New York

March 26, 2018